Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Connecticut Municipal Income Fund, Fidelity Florida Municipal Income Fund and Fidelity New Jersey Municipal Income Fund series of Fidelity Court Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 85 to the Trust's Registration Statement on Form N-1A (File Nos. 002-58774 and 811-02741) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 82 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

January 25, 2006